Exhibit 99.1

QUAKER CHEMICAL CORPORATION

RETIREMENT SAVINGS PLAN

(as amended and restated effective January 1, 1997, with certain amendments effective through January 1, 2001, including

provisions intended to comply with the Retirement Protection Act,

the Uniformed Services Employment and Reemployment Rights Act of 1994,

the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997,

the Internal Revenue Service Restructuring and Reform Act of 1998, the Community

Renewal Tax Relief Act of 2000)

Quaker Chemical Corporation 401(k) Plan

PREAMBLE

The Quaker Chemical Corporation maintains the Quaker Chemical Corporation Retirement Savings Plan (the “Plan”) for the benefit of its employees. The Plan was amended and restated in its entirety, effective November 3, 1992, to incorporate all amendments and to comply with certain changes in the law.

The Plan is now amended and restated in its entirety, effective January 1, 1997, with certain amendments effective through January 1, 2001, for purposes of (i) incorporating all amendments made since the last restatement and (ii) complying with the requirements of the Retirement Protection Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000.

Except where an earlier effective date is provided herein, the provisions of this amended and restated Plan shall apply only to Employees who terminate employment on or after January 1, 1997. The rights of individuals who terminate employment shall be governed by the provisions of the Plan as in effect on the date of their termination of employment.

Effective January 1, 2001, a portion of the Plan is intended to qualify as a stock bonus plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), that shall invest primarily in the common stock of Quaker Chemical Corporation. It is also intended that the Plan be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) of the Code be satisfied as to that portion of the Plan represented by Participant Deferral Elections, that the requirements of section 401(m) of the Code be satisfied as to that portion of the Plan represented by Employer Matching Contributions, and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

ARTICLE

DEFINITIONS

1.1 “Administrator” means the committee designated by the Employer to administer the Plan on behalf of the Employer.

1.2 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code section 414(o).

1.3 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions.

1.4 “Base Compensation” with respect to any Employee means the Compensation of the Employee, excluding overtime payments, shift differential, commissions, all non-salary and non-wage direct or indirect compensation, Employer contributions to Social Security, contributions to this or any other retirement plan or program, salary reduction contributions made on behalf of an Employee to a plan maintained under Code section 125, distributions attributable to unused “flex dollars” accumulated by the Employer pursuant to the Quaker Chemical Corporation Flexible Benefits Program, the value of any other fringe benefit provided by or at the expense of the Employer, and any income realized upon the receipt or exercise of a grant of a stock option, performance incentive unit, or retirement stock pursuant to the Quaker Chemical Corporation Long-Term Performance Incentive Plan.

1.5 “Beneficiary” means the person to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

1.6 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time, and any regulations in effect thereunder.

1.7 “Company Securities” means the common stock of Quaker Chemical Corporation.

1.8 “Compensation” with respect to any Employee means the total remuneration earned or accrued on behalf of the Employee during the time period to which reference is made, exclusive of Compensation paid to any Participant after the date on which such Participant ceased to be employed in a classification eligible for participation in this Plan. Only Compensation earned by an Employee while a Participant will be considered for purposes of determining the Employer’s Discretionary Contribution under Section 4.3 of the Plan and the allocation of the Employer’s Discretionary Contribution under Section 4.5 of the Plan. The determination of Compensation shall be made by including salary reduction contributions made on behalf of an Employee to a plan maintained under Code section 125, and effective January 1,

2001, to a qualified transportation fringe benefit program described under Code section 132(f), but shall be exclusive of any distributions attributable to unused “flex dollars” accumulated by the Employer pursuant to the Quaker Chemical Corporation Flexible Benefits Program.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code section 401(a)(17) shall mean the OBRA ‘93 annual compensation limit set forth in this provision. In determining Compensation for purposes of this limitation, for Plan Years beginning prior to January 1, 1997, the family aggregation rules under Code section 401(a)(17), as in effect for such periods, shall apply.

If Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA ‘93 annual compensation limit in effect for that prior determination period.

Compensation, as defined above, shall include the amount that a Participant would have received from the Employer during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Employee’s average earnings from the Employer or an Affiliated Employer for the twelve (12) month period immediately preceding the Employee’s period of Qualified Military Service, or if shorter, the period of employment immediately preceding the Qualified Military Service); provided, however, that the Employee returns to work within the period during which his right to reemployment is protected by law.

1.9 “Contract” or “Policy” means a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

1.10 “Deferred Compensation” with respect to any Participant means that portion of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s salary deferral election pursuant to Section 4.2.

1.11 “Discretionary Contributions” means the Employer’s discretionary contributions to the Plan made pursuant to Section 4.3(b) and Employer contributions made to the Plan for Plan Years commencing on or before January 1, 1993.

1.12 “Effective Date” means January 1, 1997, the effective date of this amended and restated Plan, except as otherwise provided herein or as otherwise required by applicable law. Except where an earlier effective date is specified herein, the provisions of this amendment and restatement shall apply only to Employees who complete an Hour of Service on or after the Effective Date. The rights of individuals who terminated employment prior to the Effective Date shall otherwise be governed by the Plan as in effect on the date of their termination from employment. The original effective date of the Plan was December 31, 1953.

1.13 “Elective Contributions” means the Employer’s contributions to the Plan that are made pursuant to the Participant’s salary deferral election provided in Section 4.2. In addition, any Employer Qualified Non-Elective Contribution shall be considered an Elective Contribution for purposes of the Plan.

1.14 “Eligible Employee” means any Employee, except as follows:

(a) Employees whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Code section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage under this Plan, will not be eligible to participate in this Plan; provided, however that effective January 1, 1993, Employees who are members of UAW Local 174 shall be deemed “Eligible Employees” for purposes of being permitted to make Elective Contribution and for receiving Matching Contributions, and effective January 1, 1997, Employees who are members of UAW Local 174 shall be deemed “Eligible Employees” for purposes of receiving an allocation of the Employer’s Discretionary Contribution, if any, contributed pursuant to Section 4.3(b).

(b) Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

(c) Leased Employees shall not be eligible to participate in this Plan.

1.15 “Employee” means any person who is employed by the Employer or an Affiliated Employer, but excludes any person who is an independent contractor or any other person who the Employer or an Affiliated Employer determines in its sole discretion is not a common-law employee. If an individual classified by the Employer or an Affiliated Employer as an independent contractor or any other individual who is not classified as an employee for purposes of withholding taxes under the Federal Insurance Contributions Act is subsequently reclassified as an employee, or is determined to be an employee by the Internal Revenue Service or any other governmental agency or authority, or if an Employer is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by the Employer or an Affiliated Employer in settlement of any claim or action relating to such individual’s employment status), such individual shall not become an Employee for purposes of this Plan or become eligible for participation under this Plan by reason of such reclassification or determination.

1.16 “Employer” means Quaker Chemical Corporation, a Pennsylvania corporation, any successor which shall maintain this Plan, and any Affiliated Employer that has adopted this Plan in writing and joins in the corresponding trust agreement.

1.17 “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.18 “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer Matching Contributions made pursuant to Section 4.3 and any Qualified Non-Elective Contributions or Deferred Compensation taken into account pursuant to Section 4.7(f) on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.6(b) or (c).

1.19 “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 4.6(a) or (c). Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.8.

1.20 “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Deferred Compensation actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 4.8.

1.21 “Fiduciary” means any person or entity who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

1.22 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.23 “415 Compensation” means “compensation” as such word is defined in Regulation sections 1.415-2(d)(2) and (3), excluding such amounts that the Employee receives with respect to periods when such Employee is not a Participant; provided, however, that effective January 1, 1998, Compensation under this Section shall include any Deferred Compensation under this Plan and any other amounts that are excluded from gross income under sections 125, 402(e)(3), 402(h), and 403(b) of the Code, and effective January 1, 2001, Compensation under this Section shall include amounts that are excluded from gross income under section 132(f)(4) of the Code.

1.24 “414(s) Compensation” with respect to any Employee means his Deferred Compensation plus 415 Compensation paid during a Plan Year. The amount of 414(s)

Compensation with respect to any Employee shall include 414(s) Compensation during the entire twelve (12) month period ending on the last day of such Plan Year, except that for Plan Years beginning prior to the later of January 1, 1992 or the date that is sixty (60) days after the date final Regulations are issued, 414(s) Compensation shall only be recognized as of an Employee’s effective date of participation. For purposes of this Section, the determination of 414(s) Compensation shall be made by including salary reduction contributions made on behalf of an Employee to a plan maintained under Code section 125 and amounts excluded from gross income under section 132(f)(4) of the Code. 414(s) Compensation may not exceed the annual compensation limit provided in section 401(a)(17) of the Code.

1.25 “Highly Compensated Employee” means a highly compensated active Employee. An Employee is a highly compensated active employee for a Plan Year if he:

(a) was a five-percent owner (as defined in section 416(i)(1) of the Code) of the Employer or an Affiliated Employer at any time during the current or the preceding Plan Year, or

(b) for the immediately preceding Plan Year had 415 Compensation from the Employer in excess of $80,000 (as adjusted by the Secretary of Treasury pursuant to section 414(g) of the Code) and was in the top-paid group of Employees for such preceding year.

An Employee is in the top-paid group of Employees for the year if such Employee is in the group consisting of the top twenty percent (20%) of employees when ranked on the basis of Compensation paid during such year. The determination of who is a Highly Compensated Employee, including the determination of 415 Compensation and of the number and identity of Employees in the top-paid group, will be made in accordance with section 414(q) of the Code and the Regulations thereunder.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) shall not be treated as Employees. All Affiliated Employers, however, shall be taken into account as a single employer and Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

1.26 “Highly Compensated Former Employee” means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of separation from service or in any “determination year” after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee’s 55th birthday), the Employee either received 415 Compensation in excess of $50,000 or was a “five percent owner.”

1.27 “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages; and (4) effective December 12, 1994, each hour that constitutes part of the Employer’s customary work week during any period of Qualified Military Service; provided the Employee returns to service while his reemployment rights are protected by law. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding the above, (i) except with respect to Clause (4) above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

An Hour of Service must be counted for the purposes of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.28 [Reserved]

1.29 “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.30 “Key Employee” means an Employee or former Employee (and the beneficiaries of such Employee) as defined in Code section 416(i) and the Regulations thereunder who during the Plan Year or any of the preceding four (4) Plan Years was any of the following:

(a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code section 416) having annual 415 Compensation greater than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year.

(b) one of the ten (10) Employees having annual 415 Compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code section 318) both more than one-half percent (1/2%) interest and the largest interests in the Employer.

(c) a “five percent owner” of the Employer as defined in Code section 416(i).

(d) a “one percent owner” of the Employer, as defined in Code section 416(i), having an annual 415 Compensation from the Employer of more than $150,000.

For purposes of this Section, the determination of 415 Compensation shall be made in accordance with the provisions of section 414(q)(4) of the Code and the Regulations thereunder.

1.31 “Late Retirement Date” means the first day of the month coinciding with or next following a Participant’s actual Retirement Date after having reached his Normal Retirement Date.

1.32 “Leased Employee” means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

1.33 “Matching Contribution” means an amount contributed in cash or Company Securities by the Employer as described in Section 4.3(a) or (c).

1.34 “Normal Retirement Age” means the Participant’s 65th birthday.

1.35 “Normal Retirement Date” means the first day of the month subsequent to the Participant’s Normal Retirement Age.

1.36 “1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in

Service, Hours of Service shall be recognized for authorized leaves of absence and maternity and paternity leaves of absence. Years of Service and 1-Year Breaks in Service shall be measured in the same computation period. In addition, an Employee on Qualified Military Service shall not receive a 1-Year Break in Service, provided he returns to service while his employment rights are protected by law.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the date of such absence or the first anniversary of such absence shall not constitute a 1-Year Break in Service.

1.37 “Participant” means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan. The term “Participant” shall include “Active Participants” (those Participants who are currently Eligible Employees and for whom an Elective Contribution is made pursuant to Section 4.2(a) or Discretionary Contribution is made pursuant to Section 4.3(b)).

1.38 “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Discretionary Contributions and Matching Contributions. A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Matching Contributions and Discretionary Contributions made pursuant to Section 4.3.

1.39 “Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Elective Contributions which are not directed by the Participant to the Quaker Stock Fund. A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Account attributable to Elective Contributions pursuant to Section 4.2 and any Qualified Non-Elective Contributions made pursuant to Section 4.7(f).

1.40 “Plan” means the Quaker Chemical Corporation Retirement Savings Plan as set forth herein, including all amendments thereto. The Plan was formerly known as the “Quaker Chemical Corporation Profit Sharing and Retirement Plan.”

1.41 “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

1.42 “Quaker Stock Fund” means a fund that invests in Company Securities.

1.43 “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Employee’s right to reemployment is protected by law.

1.44 “Qualified Non-Elective Contribution” means the Employer’s contributions to the Plan that are made pursuant to Section 4.7(f) and as described in Code section 401(m)(4)(c). Such contributions shall be considered Elective Contributions for the purposes of the Plan and used to satisfy the “Actual Deferral Percentage” tests. In addition, the Employer’s contributions to the Plan that are made pursuant to Section 4.7(f) which are used to satisfy the “Actual Contribution Percentage” tests shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Sections 4.2(b) and (c).

1.45 “Regulations” means the regulations promulgated by the Secretary of the Treasury from time to time.

1.46 “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.47 “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Early Retirement Date, Normal Retirement Date or Late Retirement Date. “Early Retirement Date” shall be defined as attainment of age 60 and completion of ten (10) Years of Service.

1.48 “Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to his Rollover Contributions.

1.49 “Rollover Contribution” means any rollover amount or contribution defined in section 402(a)(5) or section 403(a)(4) of the Code (relating to certain lump sum distributions for an employee’s trust or employee annuity described in section 402(a) or section 403(a) of the Code), section 408(d)(3) of the Code (relating to certain distributions from an individual retirement account or an individual retirement annuity) or section 409(b)(3)(C) of the Code (relating to certain distributions from a retirement bond). Any Rollover Contributions from an individual retirement account shall be limited to amounts rolled over into such individual retirement account from another qualified plan plus the income therefrom and gains thereon.

1.50 “Stock Bonus Plan” means the portion of the Plan meant to qualify as a stock bonus plan under section 401(a) of the Code that invests primarily in Company Securities.

1.51 “Stock Bonus Plan Account” means the account established and maintained by the Administrator for each Participant with respect to his Elective Contributions and Matching Contributions invested in the Quaker Stock Fund. A separate accounting shall be maintained with respect to that portion of the Participant’s Stock Bonus Plan Account attributable to Elective Contributions made pursuant to Section 4.2 and Matching Contributions made pursuant to Section 4.3(a).

1.52 “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.53 “Top-Heavy Plan” means a plan described in Section 2.2(a).

1.54 “Top-Heavy Plan Year” means a Plan Year during which the Plan is a Top-Heavy Plan.

1.55 “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder that continues for a period of at least twenty-four (24) consecutive months and that renders him eligible for disability benefits under Title II of the Social Security Act.

1.56 “Trustee” means the person(s) or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.57 “Trust Fund” or “Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.58 “Valuation Date” means any business day that the New York Stock Exchange is open for trading, and for Plan Years prior to January 1, 2000 means the last day of the plan year and any other date or dates as determined by the Administrator.

1.59 “Year of Service” means:

(a) For all purposes of this Plan except for purposes of Section 3.1(b), a Plan Year during which an Employee completes 1,000 or more Hours of Service; and

(b) For purposes of Section 3.1(b), the consecutive 12-month period beginning with the date the Employee’s employment with the Employer or any Affiliated-Employer commenced (such date being the first day for which the Employee is credited with an Hour of Service) if, during such consecutive 12-month period, the Employee completes 1,000 Hours of Service; provided, however, that if, during such consecutive 12-month period, the Employee does not complete 1,000 Hours of Service, then “Year of Service” shall mean any Plan Year beginning after the Employee’s date of employment during which the Employee completes 1,000 or more Hours of Service. In either event, for purposes of Section 3.1, a Year of Service is not completed until the end of the consecutive 12-month period or the Plan Year, as the case may be, without regard to when during that period the 1,000 Hours of Service are completed, and in determining a Participant’s Years of Service the Employee shall receive credit for his Hours of Service for the Employer or any Affiliated Employer whether or not he was an Employee at the time such Hours of Service were completed.

(c) For purposes of this Plan, service with AC Products, Inc. shall be deemed to constitute service with the Employer.

ARTICLE II

TOP-HEAVY RULES AND ADMINISTRATION

2.1 TOP-HEAVY PLAN REQUIREMENTS

For any Top-Heavy Plan Year, the special minimum allocation requirements of ode section 416(c) set forth in Section 4.5(f) of the Plan shall apply.

2.2 DETERMINATION OF TOP-HEAVY STATUS

(a) This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date the present value of accrued benefits of Key Employees and the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the present value of accrued benefits and the sum of the Aggregate Accounts of all Key Employees and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, the present value of such Participant’s accrued benefit and/or such Participant’s Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super-Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if a Participant or Former Participant has not performed any services for an Employer at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy or Super-Top-Heavy Plan.

(b) This Plan shall be a Super-Top-Heavy Plan for any Plan Year beginning prior to January 1, 2000 in which, as of the Determination Date, the present value of accrued benefits of Key Employees and the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group exceeds ninety percent (90%) of the present value of accrued benefits and the Aggregate Accounts of all Key Employees and Non-Key Employees under this Plan and all plans of an Aggregation Group.

(c) A Participant’s Aggregate Account for purposes of this Article II only shall be defined as the sum of the following as of the Determination Date:

(i) The balance of his Aggregate Account as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

(ii) An adjustment for any contributions due as of the Determination Date, which adjustment shall be the amount of any contributions actually made after the most recent Valuation Date but due on or before the Determination Date, except for the first Plan Year of the Plan when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(iii) Any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top-heavy determination purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, any distribution from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(iv) Any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax-deductible, qualified voluntary Employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(v) With respect to unrelated rollovers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan permits the rollovers, it shall always consider such rollovers as a distribution for the purposes of this Section.

(vi) With respect to related rollovers and ones either not initiated by the Employee or made to a plan maintained by the same employer, if this Plan permits the rollovers, they shall not be counted as distributions for purposes of this Section. If this Plan is the plan accepting such rollovers, it shall consider such rollovers as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollovers are accepted.

(vii) For the purposes of determining whether two employers are to be treated as the same employer in (v) and (vi) above, all employers aggregated under Code section 414(b), (c), (m) and (o) will be treated as the same employer.

(d) “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(i) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a “Required Aggregation Group”.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(ii) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410. Such group shall be known as a “Permissive Aggregation Group.”

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(iii) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

(iv) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(e) “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(f) Present value of accrued benefit: In the case of a defined benefit plan, the present value of the accrued benefit for a Participant other than a Key Employee shall be determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C). The present value of the accrued benefit shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(g) “Top-Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(i) the present value of accrued benefits of Key Employees under all defined benefit plans included in the group, and

(ii) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Key Employees and Non-Key Employees under this Plan and all plans of the Aggregation Group.

ARTICLE III

ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY

(a) An Eligible Employee shall be eligible to become a Participant in the Plan and to make Elective Contributions to the Plan and receive Matching Contributions on the date on which the Eligible Employee’s employment with the Employer commenced (“Entry Date”) or as soon as administratively practicable thereafter.

(b) An Eligible Employee shall become eligible to receive an allocation of Discretionary Contributions made by the Employer pursuant to Section 4.3(b) only upon completing one (1) Year of Service. Upon completing one (1) Year of Service, each Eligible Employee shall begin to participate in the Plan for Discretionary Contribution purposes on the first day of the month coincident with or next following the date on which the Eligible Employee meets the one (1) Year of Service requirement.

3.2	PROCEDURE TO BECOME ACTIVE PARTICIPANT

An Eligible Employee shall become an active Participant by electing to make an Elective Contribution pursuant to Section 4.2, effective as of the Entry Date, and by completing such forms and providing such data as are reasonably required by the Administrator at such time in advance as the Administrator may prescribe. If the Eligible Employee declines to make an Elective Contribution pursuant to Section 4.2 effective as of the date he becomes (or again becomes) an Eligible Employee, he may thereafter elect to make Elective Contributions and become an active Participant commencing on the first day of any subsequent pay period on which he is an Eligible Employee. If the Eligible Employee declines to make an Elective Contribution and subsequently receives a Discretionary Contribution pursuant to Section 4.3(b), he will become an active Participant on the date the Discretionary Contribution is made.

3.3	EFFECTIVE DATE OF PARTICIPATION

(a) An Eligible Employee shall become a Participant effective as of the Entry Date, as defined in Section 3.1 provided said Employee is still employed as of such date or, if not employed on such date, as of such Entry Date subsequent to the date of rehire.

(b) Notwithstanding the foregoing, each employee of AC Products, Inc. who, as of March 21, 1995, had completed one (1) Year of Service with AC Products, Inc. became a Participant in the Plan, effective as of March 21, 1995. Each Employee of AC Products, Inc. who does not meet the eligibility requirements of the preceding sentence shall become a Participant as of the first day of the month coincident with or next following the Employee’s completion of one (1) Year of Service with AC Products, Inc. Participants in the Plan employed by AC Products, Inc. are referred to herein as “AC Participants.”

3.4	DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and ERISA.

3.5	TERMINATION OF ELIGIBILITY

(a) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will become eligible to participate immediately upon returning to an eligible class of Employees.

(b) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will be eligible to make Elective Contributions to the Plan immediately and will be eligible to receive a Discretionary Contribution if he has satisfied the one (1) Year of Service requirement and would have otherwise previously received a Discretionary Contribution. Otherwise, such an Employee will participate when he has met the requirements of Section 3.1.

3.6	OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

ARTICLE IV

CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION

(a) For each Plan Year, the Employer shall contribute to the Plan as follows:

(i) The amount of the total salary deferral elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed the Employer’s Elective Contribution.

(ii) Matching Contributions made pursuant to Section 4.3(a).

(iii) Such discretionary amounts, if any, made pursuant to Section 4.3(b), which amount shall be deemed a Discretionary Contribution.

(iv) Qualified Non-Elective Contributions made pursuant to Section 4.7(f).

(b) Notwithstanding the foregoing, the Employer’s contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code section 404; provided, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code section 404.

(c) All contributions by the Employer shall be made in cash or a newly issued Treasury Stock, or in such property as is acceptable to the Trustee.

4.2	PARTICIPANT’S SALARY DEFERRAL ELECTION

(a) Each Participant may elect to defer his Compensation which would have been received in the Plan Year, but for this deferral election, by any whole percentage up to fifteen percent (15%) (or eight percent (15%) prior to September 1, 1997) (“Deferral Election Percentage”). A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is available on or before the date the Participant executed such election or, if later, the later of (i) the date the Employer adopts this cash and deferred arrangement, or (ii) the date such arrangement first becomes effective.

The amount by which Compensation is reduced shall be the Participant’s Deferred Compensation and shall be treated as an Elective Contribution and allocated to the Participant’s Elective Account, unless the Participant directs part or all of his Elective Contributions to the Quaker Stock Fund. If the Participant directs all or part of his Elective Contribution to the Quaker Stock Fund, such Elective Contribution shall be allocated to the Stock Bonus Plan Account.

(b) The balance in each Participant’s Elective Account and Stock Bonus Plan Account attributable to Elective Contributions shall be fully vested at all times and shall not be subject to forfeiture for any reason.

(c) Elective Contribution amounts held in the Participant’s Elective Account and Stock Bonus Plan Account may not be distributable earlier than:

(i) a Participant’s termination from employment, Total and Permanent Disability, or death;

(ii) a Participant’s attainment of age 59½;

(iii) the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) or the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) by the Employer or an Affiliated Employer within the period ending twelve (12) months after distribution of all assets from the Plan maintained by the Employer;

(iv) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets; or

(v) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary.

(d) In any Plan Year, a Participant’s Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year, the limitation imposed by Code section 402(g) (“402(g) limit”) as in effect at the beginning of such taxable year. The 402(g) limit shall be adjusted annually pursuant to the method provided in section 402(g)(5) of the Code and the Regulations thereunder.

(i) If the Participant’s Deferred Compensation made under this Plan (reduced by Deferred Compensation previously distributed or returned to the Participant) and the Participant’s elective deferrals made under any other qualified cash or deferred arrangement maintained pursuant to section 401(k) of the Code for a taxable year (whether or not maintained by the Employer or an Affiliated Employer) exceed the 402(g) limit, the Participant shall allocate to the Plan or to such other qualified cash or deferred arrangement the excess deferrals (referred to as “Excess Deferred Compensation”). The Participant shall notify the Administrator of such allocation in writing no later than the March 1 following the Participant’s taxable year in which the Excess Deferred Compensation was made.

(ii) A Participant shall be deemed to have made a claim for distribution of Excess Deferred Compensation from the Plan to the extent that the Participant’s Deferred Compensation together with the Participant’s elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Employer exceeds the Code section 402(g) limit.

(iii) Notwithstanding any other provisions of the Plan, not later than the April 15 following the close of the taxable year, the Administrator shall cause the Trustee to distribute to the Participant the Excess Deferred Compensation (adjusted for any income or loss attributable thereto and subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration) allocated to the Plan by the Participant pursuant to this Section. The amount so returned shall include the income and loss allocable thereto for both the calendar year and the “gap period” between the end of the calendar year and the date of distribution as determined pursuant to Treasury Regulations, using a uniformly applicable method determined by the Administrator.

(iv) Any Matching Contributions (excluding Matching Contributions that are distributed or forfeited), with earnings thereon, that have been allocated to a Participant on account of such Excess Deferred Compensation shall be forfeited and, in the discretion of the Administrator, (A) returned to the Employer; (B) used to pay any administrative expenses of the Plans or (C) used to reduce the Employer’s obligation to making Matching Contributions under Section 4.3.

(f) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-l(d)(2)(iii) from this or any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code section 402(g) shall be reduced, with respect to the Participant’s taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant’s Deferred Compensation, if any, contributed to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

(g) A Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.7(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant’s Aggregate Account shall be used to provide additional benefits to the Participant or his Beneficiary.

(i) Prior to February 29, 2000, Elective Contributions could have been segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.5 were made.

(j) The Employer and the Administrator shall implement the Participant’s salary deferral elections provided for herein in accordance with the following:

(i) A Participant may commence making Deferred Compensation contributions to the Plan as of the Participant’s Entry Date as determined under Section 3.1. If the Participant fails to make an initial salary deferral election prior to such time, then such Participant may thereafter make a salary deferral election effective as of any subsequent payroll period. The Participant shall make such an election by filing a written salary deferral election in accordance with procedures established by the Administrator.

(ii) A Participant may increase or reduce his Deferral Election Percentage and make a new election by providing the Administrator with written notice of such modification in the manner provided by the Administrator. Such new election shall initially be effective beginning with the pay period following the acceptance of the notice by the Administrator. Any modification shall not have retroactive effect and shall remain in force until revoked.

(iii) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with written notice of such revocation in the manner provided by the Administrator. Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the date of notice. Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

(iv) The Administrator may, in its sole discretion, from time to time, prohibit or limit the amount of Elective Contributions made to the Plan on behalf of Highly Compensated Employees to the extent necessary to satisfy either the Actual Deferral Percentage Test set forth in Section 4.6(a) or the Actual Contribution Percentage Test set forth in Section 4.6(b).

(k) Notwithstanding any provisions of this Plan to the contrary, all contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent with Code section 414(u) as follows:

(i) The Employer shall permit a reemployed Participant to make additional Deferred Compensation contributions during the period which begins on the date of the reemployment of such Participant and has the same length as the lesser of the product of three (3) and the period of Qualified Military Service which resulted in such rights, and five (5) years.

(ii) The amount of additional Deferred Compensation contributions permitted under this subsection (k) is the maximum amount of the Deferred Compensation contributions that the Participant would have been permitted to make under the Plan during the period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received Compensation. Proper adjustment shall be made to the amount determined under the preceding sentence for any Deferred Compensation contributions actually made during the period of such Qualified Military Service.

4.3	EMPLOYER MATCHING AND DISCRETIONARY CONTRIBUTIONS

(a) For each Participant who makes a salary deferral election pursuant to Section 4.2, the Employer shall make a Matching Contribution to the Plan on behalf of such Participant equal to fifty percent (50%) of such Participant’s Deferred Compensation up to the first six percent (6%) of such Participant’s Compensation. Effective January 1, 2001, fifty percent (50%) of the Matching Contribution shall be made in Company Securities invested in the Quaker Stock Fund and shall be allocated to the Participant’s Stock Bonus Account and fifty percent (50%) of the Matching Contribution shall be made in cash and shall be invested as directed by the Participant according to Section 4.11. Matching Contributions for each Participant shall be made on a monthly basis and shall be calculated in accordance with the Participant’s salary deferral election applicable to the first complete payroll period of each month.

Notwithstanding the foregoing, no Matching Contribution shall be made on behalf of or allocated to the account of those Employees designated by the Employer as AC Participants.

(b) The Employer shall make such contributions to the Fund (“Discretionary Contribution”) in respect of each calendar year during which this Plan is in effect as are determined in accordance with such formula as may from time to time be approved by the Board of Directors, in its absolute discretion. This provision shall not be construed as requiring the Employer to make contributions in any specific calendar year, whether or not there exists net income out of which such contributions could be made.

Notwithstanding the foregoing, no Discretionary Contribution shall be made on behalf of or allocated to the account of those Employees designated by the Employer as AC Participants.

(c) Effective March 21, 1995, AC Products, Inc. shall make such contributions to the Fund in respect of each calendar year during which this Plan is in effect as are determined in accordance with such formula as may from time to time be approved by the Board of Directors of AC Products, Inc., in its absolute discretion. This provision shall not be construed as requiring AC Products, Inc. to make contributions in any specific calendar year, whether or not there exists Net Income out of which such contributions could be made. For purposes of this Section 4.3(c), “Net Income” shall mean the profit from operations of AC Products, Inc., as determined by the Board of Directors of AC Products, Inc., from the internal financial statements of AC Products, Inc. for the calendar year.

4.4	TIME OF PAYMENT OF EMPLOYER’S CONTRIBUTION

The Employer shall pay to the Trustee Elective Contributions accumulated through payroll deductions as of the earliest date on which such contributions can be reasonably segregated from the general assets, and effective February 3, 1997, such amounts shall be segregated no later than the 15th business day of the month following the month in which Elective Contributions were deducted from the Participant’s Compensation. The Employer shall pay to the Trustee Matching Contributions and Discretionary Contributions for any Plan Year under this Article IV no later than the last day on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Employer in which the Plan Year ends. Any additional contributions made by the Employer that are allocable to a Participant’s Elective Account for a Plan Year shall be paid to the Plan no later than the end of the twelve (12) month period immediately following the close of the Plan Year in which the contributions were made.

4.5	ALLOCATION OF CONTRIBUTION AND EARNINGS

(a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit all amounts allocated to each such Participant as set forth herein.

(b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer’s contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information and sufficient funding, the Administrator shall allocate such contributions as follows:

(i) With respect to the Elective Contribution made pursuant to Section 4.2(a), to each Participant’s Elective Account or the Stock Bonus Plan Account, as applicable, in an amount equal to each such Participant’s Deferred Compensation for the year.

(ii) With respect to Matching Contributions made pursuant to Section 4.3(a), to each Participant’s Account and Stock Bonus Plan Account in an amount equal to the Matching Contribution made by the Employer to the applicable account on behalf of the Participant as set forth in Section 4.3(a).

(iii) With respect to Discretionary Contributions, if any, made pursuant to Section 4.3(b), to each eligible Participant’s Account in the same proportion that each eligible Participant’s Base Compensation for the year bears to the total Base Compensation of all Participants for such year. Except as provided in Section 4.5(d), only those Participants who (A) have completed a Year of Service during the Plan Year; (B) are actively employed on the last day of the Plan Year; and (C) are not designated by the Employer as AC Participants, shall be eligible to share in the allocation of Discretionary Contributions for the Plan Year.

(iv) Effective March 21, 1995, the AC Products, Inc. Discretionary Contributions made pursuant to Section 4.3(c) shall be allocated to each eligible AC Participant’s Account in the same proportion that each eligible AC Participant’s Compensation for the Plan Year bears to the total Compensation of all eligible AC Participants for such Plan Year. Only

AC Participants who: (A) have completed a Year of Service during the Plan Year; and (B) are actively employed on the last day of the Plan Year, shall be eligible to receive an allocation of the AC Products, Inc. Discretionary Contributions for the Plan Year.

(c) For any Top-Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.5(f) if eligible pursuant to the provisions of Section 4.5(h).

(d) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall share in the allocation of Discretionary Contributions for that Plan Year.

(e) As of the last day of each Plan Year or other Valuation Date, before allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts bear to the total of all Participants’ and Former Participants’ nonsegregated accounts as of such date. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(f) Notwithstanding the foregoing, for any Top-Heavy Plan Year, the sum of the Employer’s contributions and forfeitures allocated to the Aggregate Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (i) the sum of the Employer’s contributions and forfeitures allocated to the Aggregate Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee’s 415 Compensation and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code section 401(a)(4) or 410, the sum of the Employer’s contributions and Forfeitures allocated to the Aggregate Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Aggregate Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Deferred Compensation and Matching Contributions (if any) needed to satisfy the actual contribution percentage tests pursuant to Section 4.6(b) shall not be taken into account.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code section 412 that is included with this Plan in a Required Aggregation Group.

(g) For purposes of the minimum allocations set forth above, the percentage allocated to the Aggregate Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s contributions and Forfeitures allocated on behalf of such Key Employee divided by the 415 Compensation for such Key Employee.

(h) For any Top-Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Aggregate Accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Contributions to the Plan.

(i) For the purposes of this Section, 415 Compensation shall be limited by and adjusted in such manner as permitted under Code section 415(d).

(j) Notwithstanding anything herein to the contrary, a Participant who terminates employment for any reason during the Plan Year, has made Elective Contributions for the Plan Year, and is otherwise eligible to an allocation of Matching Contributions, shall share in an allocation of the Matching Contribution made by the Employer for the year of termination without regard to the Hours of Service credited.

4.6	ACTUAL DEFERRAL PERCENTAGE TEST AND ACTUAL CONTRIBUTION PERCENTAGE TEST

(a) Actual Deferral Percentage Test. The actual deferral percentage for Highly Compensated Employees who have met the Plan’s eligibility requirements shall not exceed the greater of:

(i) The actual deferral percentage for the prior Plan Year for all Non-Highly Compensated Employees who have met the Plan’s eligibility requirements, multiplied by 1.25, and

(ii) The actual deferral percentage for the prior Plan Year for all Non-Highly Compensated Employees who have met the Plan’s eligibility requirements, multiplied by 2.0; provided that the actual deferral percentage for Highly Compensated Employees who have met the Plan’s eligibility requirements may not exceed the actual deferral percentage for Non-Highly Compensated Employees who have met the Plan’s eligibility requirements by more than two (2) percentage points.

For purposes of this Section, the term “actual deferral percentage” as applied to a specified group of Employees who have met the Plan’s eligibility requirements shall mean the average of the ratios, calculated separately for each such Employee in such group, of:

(iii) The amount of Deferred Compensation paid to the Plan on behalf of each such Employee for such Plan Year (excluding any Deferred Compensation taken into account in determining the actual Contribution Percentage Test described in Section 4.6(b), distributed to a Non-Highly Compensated Employee pursuant to a claim for distribution, or returned to the Employee pursuant to Section 4.7), to

(iv) The Employee’s 414(s) Compensation for such Plan Year; provided, however, that the Administrator may determine, for any Plan Year, to consider only that Compensation paid to an Employee while he is eligible to participate in the Plan.

For the purposes of this Section, the deferral percentage of a Highly Compensated Employee who is a Participant under this Plan and who has made elective deferrals under any other qualified cash or deferred arrangement maintained by the Employer or an Affiliated Employer pursuant to section 401(k) of the Code shall be the sum of the Highly Compensated Employee’s deferral percentages under all such plans (excluding plans that are not permitted to be aggregated under Regulation section 1.401(k) – 1(b)(3)(ii)(B)).

(b) Actual Contribution Percentage Test. The term “actual contribution percentage test” shall mean the numerical test set forth in Section 4.6(a) by substituting for the term “actual deferral percentage” the term “actual contribution percentage”. The term “actual contribution percentage” as applied to a specified group of Employees shall mean the average of the ratios, calculated separately for each such Employee in such group, of:

(i) the amount of Matching Contributions (excluding Matching Contributions forfeited by an Employee pursuant to Section 4.2(d)) paid to the Plan on behalf of such Employee for such Plan Year and, at the discretion of the Employer, Deferred Compensation, to

(ii) the Participant’s Compensation for such Plan Year; provided, however, that the Administrator may determine, for any Plan Year, to consider only that Compensation paid to an Employee while he is eligible to participate in the Plan.

(c) Limitation on Use of Percentage Tests. For any Plan Year, if both of the limits on actual deferral percentage and actual contribution percentage of Highly Compensated Employees set forth in Sections 4.6(a) and (b) are satisfied only by use of the limitation in Section 4.6(a)(i), then the sum of the actual deferral percentage and the actual contribution percentage for all Highly Compensated Employees who have met the Plan’s eligibility requirements shall not exceed the greater of (i) and (ii) where:

(i) is the sum of (1) the product of 1.25 and the greater of (A) the actual deferral percentage for the prior Plan Year for all Non-Highly Compensated Employees who have met the Plan’s eligibility requirements; or (B) the actual contribution percentage for Plan Year for all Non-Highly Compensated Employees who have met the Plan’s eligibility requirements, and (2) the product of 2.0 and the lesser of (A) or (B) above; provided, however, that in no event shall this amount exceed the lesser of (A) or (B) above by more than two (2) percentage points; and

(ii) is the sum of (1) the product of 1.25 and the lesser of (A) the actual deferral percentage for the prior Plan Year for all Non-Highly Compensated Employees who have met the Plan’s eligibility requirements, or (B) the actual contribution percentage for the prior Plan Year for all Non-Highly Compensated Employees who have met the Plan’s eligibility requirements, and (3) the product of 2.0 and the greater of (A) or (B) above; provided, however, that in no event shall this amount exceed the greater of (A) or (B) above by more than two (2) percentage points.

If the limitation in this Section is not met, the Excess Contributions of Highly Compensated Employees shall be reduced in the manner prescribed in Section 4.7.

4.7	RETURN OF EXCESS CONTRIBUTIONS, RETURN OF EXCESS AGGREGATE CONTRIBUTIONS, AND SPECIAL RULES

(a) Excess Contributions shall be returned to Highly Compensated Employees in the manner set forth in Section 4.7(c) hereof if the limitations under Section 4.6(a) or 4.6(c) are exceeded. Excess Contributions to be returned to Highly Compensated Employees shall be determined by:

(i) reducing the actual deferral percentage of Highly Compensated Employees with the highest actual deferral percentage until the applicable nondiscrimination test of Section 4.6(a) or (c) has been satisfied or until the actual deferral percentage of such Highly Compensated Employees is equal to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage;

(ii) repeating the process in paragraph (i) above until the applicable nondiscrimination test of Section 4.6(a) or (c) is satisfied;

(iii) converting into a dollar amount any reduction in the actual deferral percentage of each affected Highly Compensated Employee; and

(iv) adding together the dollar amounts of the excess Deferred Compensation determined under paragraph (iii) above for each affected Highly Compensated Employee.

(b) The amount of excess Matching Contributions (“Excess Aggregate Contributions”) to be returned to Highly Compensated Employees shall be determined in the manner set forth in Section 4.7(a) above. Excess Aggregate Contributions, if any, shall be returned to Highly Compensated Employees in the manner set forth in Section 4.7(c) hereof.

(c) Should the actual deferral percentage of Highly Compensated Employees for a Plan Year exceed the restrictions described in Section 4.6(a) or (c), the excess Highly Compensated Employees’ Deferred Compensation shall be distributed to such Highly Compensated Employees from the Elective Account of such Highly Compensated Employees with the greatest dollar amount of Deferred Compensation for the Plan Year or until the Deferred Compensation made by such Highly Compensated Employees equals the Deferred Compensation made by the Highly Compensated Employee with the next greatest dollar amount of Deferred Compensation for the Plan Year. Distributions to any Highly Compensated Employee shall first be made with respect to Deferred Compensation that is not taken into account in determining Matching Contributions pursuant to Section 4.3(a). This process shall be repeated until all the excess Deferred Compensation attributable to the applicable test has been distributed. Matching Contributions attributable to such Excess Contributions distributed to Highly Compensated Employees shall be forfeited in accordance with Section 4.7(e) herein.

(d) Should the actual contribution percentage of Highly Compensated Employees for a Plan Year exceed the restrictions described in Section 4.6(b) or (c), the Excess Aggregate Contributions shall be forfeited from the account of the Highly Compensated Employee with the greatest dollar amount of Matching Contributions in the manner described in Section 4.7(c) hereof.

(e) The distribution or forfeiture made pursuant to subsections (c) and (d) above shall be made within two and one-half (2½) months following the close of such Plan Year, if administratively practicable, but in no event later than the last day of the twelve (12) month period following the close of such Plan Year. Any Matching Contributions, with earnings thereon, that have been allocated to a Participant on account of Excess Contributions shall be forfeited. Amounts forfeited shall, at the discretion of the Administrator, be (i) returned to the Employer, (ii) used to pay any administrative expenses of the Plan, or (iii) used to reduce the Employer’s obligation to make Matching Contributions allocated under Section 4.3(a).

(f) Special Rules.

(i) Notwithstanding anything to the contrary herein, within twelve (12) months after the end of the applicable Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees who have met the Plan’s eligibility requirements in an amount sufficient to satisfy one of the tests set forth in Section 4.6(a) or (b). Such contribution shall be allocated to the Elective Account of each Non-Highly Compensated Employee who has met the Plan’s eligibility requirements either in the same proportion that the Compensation of such Non-Highly Compensated Employee who is eligible to participate in the Plan bears to the total Compensation of all Non-Highly Compensated Employees who are eligible to participate in the Plan or as a dollar amount for each Non-Highly Compensated Employee who is eligible to participate in the Plan, as the Administrator shall elect.

(ii) For purposes of determining the actual contribution percentage and the amount of Excess Aggregate Contributions pursuant to Section 4.6(b) or (c), only Matching Contributions credited on behalf of an eligible Employee in accordance with Regulation section 1.401(m)-1(b) for the applicable Plan Year shall be counted. In addition, the Administrator may elect to take into account elective contributions and qualified non-elective contributions (as defined in Code section 401(m)(4)(C)) contributed to any plan maintained by the Employer in determining the actual contribution percentage for each applicable Employee for the applicable Plan Year, provided such amounts comply with the provisions of Regulation section 1.401(m)-1(b).

(iii) All ratios and averages of ratios calculated hereunder shall be calculated to the nearest one-hundredth of one percent (1%).

(iv) The deferral percentage and/or contribution percentage for a Plan Year for any Highly Compensated Employee who is eligible to participate under two or more plans or arrangements (excluding plans that are not permitted to be aggregated under Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B) and Treasury Regulation section 1.401(m)-1(b)(3)(ii))

described in section 401(a) or section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all contributions were made under a single plan.

(v) For purposes of Sections 4.6 and 4.7 of the Plan, the Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer and an Affiliated Employer to the extent that the Plan is aggregated with any such other plan for purposes of satisfying sections 401(a)(4) and 410(b) of the Code (other than section 410(b)(2)(A)(ii) of the Code). In addition, if this Plan is permissively aggregated with any other plan of the Company or an Affiliated Employer for purposes of satisfying section 401(k) or 401(m) of the Code, this Plan and such other plan or plans shall satisfy section 401(a)(4) and 410(b) of the Code as if this Plan and such other plan or plans were a single plan.

(vi) Prior to the performance of the multiple-use test of Section 4.6(c), the actual deferral percentage and the actual contribution percentage of the applicable Highly Compensated Employees shall be adjusted by the return of any Elective Contributions and forfeiture of Matching Contributions necessary to satisfy the nondiscrimination tests of Section 4.6(a) and (b) as follows:

(1) If Excess Contributions are returned pursuant to Section 4.7(a), then, for purposes of Section 4.6(c), the actual deferral percentage of Highly Compensated Employees shall be deemed to be the maximum amount permitted under Section 4.6(a).

(2) If Excess Aggregate Contributions are returned pursuant to Section 4.7(b), then, for purposes of Section 4.6(c), the actual contribution percentage of Highly Compensated Employees shall be deemed to be the maximum amount permitted under Section 4.6(b).

(3) Notwithstanding anything herein to the contrary, in accordance with applicable Regulations and applicable guidance, the Employer may elect to apply the tests set forth in Sections 4.6(a), (b) and (c) using the actual deferral percentage and the actual contribution percentage, as applicable, for the current Plan Year for Non-Highly Compensated Employees who have met the Plan’s eligibility requirements in lieu of such percentages for the preceding Plan Year; provided, however, that if such an election is made, the Plan shall be amended to reflect the election and the election may not be changed except as provided by the Secretary of the Treasury.

4.8	MAXIMUM ANNUAL ADDITIONS

(a) Notwithstanding the foregoing, the maximum annual additions credited to a Participant’s accounts for any limitation year shall equal the lesser of (1) $30,000 (as adjusted under section 415(d) of the Code) or (2) twenty-five percent (25%) of the Participant’s 415 Compensation for such “limitation year.”

(b) For purposes of applying the limitations of Code section 415, “annual additions” means the sum of all contributions by the Participant, other than rollover contributions, or by the Employer or an Affiliated Employer hereunder or under any defined contribution plan maintained by either, all forfeitures allocated to the Participant’s accounts under such plans, and amounts treated as part of an annual addition under the limitations of sections 415(l) and 419A(d)(2) of the Code.

For purposes of applying the limitations of Code section 415, the rollover of funds from one qualified plan to another is not an annual addition. In addition, the following are not Employee contributions for purposes of Section 4.8(b): (1) rollover contributions (as defined in Code sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code section 411(a)(7)(B) (cashouts); (4) repayments of distributions received by an Employee pursuant to Code section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code section 408(k)(6).

For Plan Years beginning prior to January 1, 2000, if a Participant is also earning retirement benefits under a separate defined benefit plan or plans established by the Employer or an Affiliated Employer, the benefits under such plan or plans shall be limited so that the sum of the “defined benefit fractions” and the “defined contribution fraction,” as such terms are defined in section 415(e) of the Code, shall not exceed 1.0.

(c) For purposes of applying the limitations of Code section 415, the “limitation year” shall be the Plan Year.

(d) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(e) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code section 1563(a) or Code sections 414(b) and (c) as modified by Code section 415(h)), is a member of an affiliated service group (as defined by Code section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(f) For the purpose of this Section, if this Plan is a Code section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

(g) If a Participant participates in more than one defined contribution plan maintained by the Employer and such plans have different Plan Years, the maximum annual additions under this Plan shall equal the maximum annual additions for the limitation year minus any annual additions previously credited to such Participant’s accounts during the limitation year.

(h) If a Participant participates in both a defined contribution plan subject to Code section 412 and a defined contribution plan not subject to Code section 412 maintained by the Employer which have the same Plan Year, annual additions will be credited to the

Participant’s accounts under the defined contribution plan subject to Code section 412 prior to crediting annual additions to the Participant’s accounts under the defined contribution plan not subject to Code section 412.

(i) If a Participant participates in more than one defined contribution plan not subject to Code section 412 maintained by the Employer and such plans have the same Plan Year, the maximum annual additions under this Plan shall equal the product of (A) the maximum annual additions for the limitation year minus any annual additions previously credited above, multiplied by (B) a fraction (i) the numerator of which is the annual additions which would be credited to such Participant’s Account under this Plan without regard to the limitations of Code section 415 and (ii) the denominator of which is such annual additions for all plans described in this subsection.

4.9	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a) If, as a result of a reasonable error in estimating a Participant’s Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the annual additions under this Plan would cause the maximum annual additions to be exceeded for any Participant, the Administrator shall (1) return any Deferred Compensation credited for the limitation year to the extent that the return would reduce the excess amount in the Participant’s accounts; (2) hold any excess amount remaining after the return of any Deferred Compensation in a section 415 suspense account; and (3) use the section 415 suspense account in the next limitation year (and succeeding limitation years if necessary) to reduce Matching Contributions and Qualified Non-Elective Contributions for that Participant if that Participant is covered by the Plan as of the end of the limitation year, or if the Participant is not so covered, allocate and reallocate the section 415 suspense account in the next limitation year (and succeeding limitation years if necessary) to all Participants in the Plan before any contributions which would constitute annual additions are made to the Plan for such limitation year.

(b) For purposes of this Article, excess amount for any Participant for a limitation year shall mean the excess, if any, of (1) the annual additions which would be credited to his account under the terms of the Plan without regard to the limitations of Code section 415 over (2) the maximum annual additions determined pursuant to Section 4.8. Notwithstanding anything herein to the contrary, in the event there is an excess amount in the account of any Participant, adjustments shall be made to all other plans, if necessary to comply with the limitations of Code section 415, before any adjustments shall be made under this Plan.

(c) For purposes of this Section, “section 415 suspense account” shall mean an unallocated account equal to the sum of excess amounts for all Participants in the Plan during the limitation year. The section 415 suspense account shall accrue investment earnings and losses in the same manner as other accounts maintained under the Plan.

4.10	ROLLOVERS FROM QUALIFIED PLANS

(a) With the consent of the Administrator, amounts may be rolled over from other qualified plans or individual retirement programs by Participants, provided that the trust from which the rollover is made permits the rollover to be made and the rollover will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer. If the Administrator determines the rollover amount contains an invalid rollover amount, such amount plus any earnings shall be distributed within a reasonable time after such determination. The amounts transferred shall be set up in a separate account herein referred to as a “Participant’s Rollover Account.” Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

(b) Amounts in a Participant’s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in sections (c) and (d) of this Section.

(c) Except as permitted by Regulations (including Regulation 1.411(d) -4), amounts attributable to Elective Contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as Elective Contributions, which are transferred from another qualified plan in a rollover shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

(d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant’s Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant’s Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits without the Participant’s consent may be made.

(e) For Plan Years beginning prior to February 29, 2000, the Administrator may direct that rollovers made after a Valuation Date shall be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they will be invested as part of the general Trust Fund.

(f) For purposes of this Section, the term “qualified plan” shall mean a plan described in section 401(a) of the Code, and the term “individual retirement account” shall mean an account described in section 408 of the Code. The term “amounts transferred from other qualified plans and individual retirement accounts” shall mean the entire amount of cash received as a distribution from qualified plans that are contributed as a rollover by the Employee to this Plan within sixty (60) days following receipt thereof or cash received by the Plan from individual retirement accounts which was eligible for tax-free rollover to a qualified plan and which was transferred to this Plan within sixty (60) days of the Employee’s receipt thereof.

(g) Prior to accepting any rollovers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this

Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

(h) Notwithstanding anything herein to the contrary, a rollover directly to this Plan from another qualified plan (or a transaction having the effect of such a rollover) shall only be permitted if it will not result in the elimination or reduction of any section 411(d)(6) protected benefit as described in Section 8.1.

4.11	INVESTMENT OF AGGREGATE ACCOUNTS

(a) Every Participant, Beneficiary, alternate payee and Terminated Participant shall have the right to designate the investment category or categories in which the Trustee is to invest his Aggregate Account.

(i) Notwithstanding the foregoing, effective January 1, 2001, every Participant, Beneficiary, alternate payee and Terminated Participant shall not be permitted to designate the investment category or categories in which the Matching Contributions contributed by the Employer in Company Securities, pursuant to Section 4.3, shall be invested. Matching Contributions contributed in Company Securities shall automatically be invested in the Quaker Stock Fund and may not be transferred to any other fund.

(ii) Notwithstanding the foregoing, effective January 1, 2001, any Participant or Terminated Participant who has attained age 50 shall be permitted to direct the investment of that portion of the Participant’s Stock Bonus Plan Account attributable to Matching Contributions made by the Employer (where such portion of the Participant’s Stock Bonus Plan Account could not previously be transferred to any other investment category due to the requirements of Section 4.11(a)(i) above) among the investment category or categories available under the Plan.

(b) This Plan is intended to constitute a plan described in section 404(c) of ERISA, and regulations thereunder. Neither the Employer, nor the Administrator, nor the Trustee nor any other Fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, Beneficiary or alternate payee. The Administrator shall designate the available investment categories to which a Participant may direct the investment of amounts credited to the Participant’s Aggregate Account. The Administrator, in its discretion, may from time to time designate additional investment categories of the same or different types or modify, cease to offer or eliminate any existing investment categories, subject to the requirements of section 404(c) of ERISA and the regulations thereunder.

(c) Each Participant may change the percentage of future contributions to be invested in any investment category on any business day by giving notice, in the manner prescribed by the Trustee. Any designation or change in designation of investment categories for current and future Plan Years shall be in increments of at least one percent (1%).

(d) In the absence of any current written designation of investment category preference from a Participant, the Trustee shall automatically invest such funds as directed in an investment policy adopted by the Administrator.

(e) A Participant may on any business day, by giving notice in the manner prescribed by the Trustee, transfer all or any portion of the assets held on his behalf in any investment category or categories to any other category or categories then provided.

(f) All interest, dividends, capital gains, distributions and other income received with respect to any shares of an investment category credited to the separate accounts of a Participant under the Plan shall be reinvested by the Trustee in additional shares of the same investment fund and credited to the Participant’s separate accounts.

(g) In the event that the Participant giving investment instructions to the Trustee is a borrower from the Fund, the Administrator shall have the right to cause the investment of so much of the Participant’s Aggregate Account in such investment categories as the Administrator, in its sole discretion, deems necessary or advisable to secure the Participant’s indebtedness to the Fund.

(h) The Trustee, in its discretion, may exercise or sell any rights to purchase Company Securities held by the Trustee under the Plan, and the Participant’s Aggregate Account shall be appropriately credited. Company Securities received by the Trustee by reason of a stock split, stock dividend or other distribution shall be appropriately allocated to Participants’ accounts holding interests in the Quaker Stock Fund.

(i) Each Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to Company Securities allocated to such Participant’s Stock Bonus Plan Account (for Plan Years prior to January 1, 2001, the Aggregate Account). As soon as practicable prior to the occasion for the exercise of such voting rights, the Employer shall deliver or cause to be delivered to each Participant, all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to shares of Company Securities allocated to the Participant’s Stock Bonus Plan Account (for Plan Years prior to January 1, 2001, the Aggregate Account). Instructions by Participants to the Trustee shall be on such form or in such other manner and pursuant to such regulations as the Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee. Any shares of Company Securities for which no instructions are received by the Trustee within such time specified in the notice shall not be voted, except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA. Any shares of Company Securities which are not allocated to Participants’ Stock Bonus Plan Accounts (for Plan Years prior to January 1, 2001, the Aggregate Accounts) shall be voted in the same proportions as the shares of Company Securities for which timely instructions were received from Participants, except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA.

(j) The Administrator is responsible for ensuring that:

(i) procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding and sale of the Company Securities and the exercise of voting, tender and similar rights with respect to the Company Securities by Participants, Beneficiaries and alternate payees;

(ii) the procedures described in (i) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by ERISA;

(iii) an independent fiduciary is appointed to carry out activities relating to any situations involving a potential for Employer influence upon Participants, Beneficiaries or alternate payees with regard to the direct or indirect exercise of shareholder rights; and

(iv) all Participants are afforded the appropriate number of votes with respect to the Company Securities allocated to the Participants’ Stock Bonus Plan Accounts.

(k) In the event of a tender offer or a self-tender by the Employer for any Company Securities held in the Plan, the Employer shall as promptly as practicable request or cause to be requested of each Participant instructions as to the tender offer response desired by that Participant in connection with the shares of Company Securities allocated to the Stock Bonus Plan Account (for Plan Years prior to January 1, 2001, the Aggregate Account) of such Participant and the Trustee shall be bound by the instructions received. Any such instructions shall remain in the strict confidence of the Trustee. Any shares of Company Securities for which no instructions are received by the Trustee within such time specified in the notice shall not be tendered, except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA. Any shares of Company Securities which are not allocated to Participants’ Stock Bonus Plan Accounts (for Plan Years prior to January 1, 2001, the Aggregate Accounts) shall be tendered by the Trustee in the same proportion as the shares for which timely instructions were received by the Trustee from Participants, except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA.

(l) At the time of distribution or withdrawal of assets held in an Aggregate Account by a Participant, he shall be entitled to receive one lump-sum payment, or such other form, if any, as provided in Section 6.5; provided, however, that effective February 29, 2000, the Employee may elect to receive the portion of his Stock Bonus Plan Account (for Plan Years prior to January 1, 2001, the Aggregate Account) invested in the Quaker Stock Fund in Company Securities of the Employer. The Employer does not guarantee that the fair market value of Company Securities will be equal to the purchase price of such stock or that the total amount withdrawable in cash with respect to any period will be equal to or greater than the amount of the Participant’s contributions for such period.

(m) Each Participant assumes all risk in connection with any decrease in the market price of the Company Securities, other investments or cash allocated to his Stock Bonus Plan Account (for Plan Years prior to January 1, 2001, the Aggregate Account) in accordance with the Plan.

(n) In connection with the change in Trustee, effective February 29, 2000, loans, withdrawals and fund transfers shall be frozen as of February 15, 2000. Loans, withdrawals and fund transfers shall be authorized thereafter as soon as administratively practicable.

(o) Any transaction involving Company Securities held in the account of a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 shall be subject to all applicable laws, rules and regulations and to such approvals by stock exchanges or governmental agencies as may be deemed necessary or appropriate by the Administrator. Each Participant may be required to give the Employer a written representation that he will not violate any state or federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended; the form of such written representation will be prescribed by the Administrator.

(p) In the event of extraordinary transactions or excessive trading, the Administrator reserves the right to adjust the Aggregate Accounts of Participants who initiated the extraordinary transactions or excessive trading to reflect the actual trades executed to fund the activity. Such adjustment may include, but shall not be limited to, adjustment to the unit price, the number of shares or units, or both. If such practices continue, the Administrator reserves the right to take further action to limit the ability of a Participant to engage in extraordinary transactions or excessive trading. The Administrator, in its sole discretion, shall determine which activities constitute extraordinary transactions or excessive trading.

ARTICLE V

VALUATIONS

5.1	VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of the Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2	METHOD OF VALUATION

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion employ one or more appraisers for that purpose and rely on the value established by such appraiser or appraisers.

ARTICLE VI

DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1	DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Retirement Date. Upon such Retirement Date, all amounts credited to such Participant’s Aggregate Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.5, shall continue until his Late Retirement Date. Upon the Valuation Date on which authorized distribution directions are received by the Trustee or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant’s Aggregate Account in accordance with Section 6.5.

6.2	DETERMINATION OF BENEFITS UPON DEATH

(a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Aggregate Account shall be distributed, in accordance with the provisions of Section 6.6, to the deceased Participant’s Beneficiary.

(b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute, any remaining amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c) Any security interest held by the Plan by reason of an outstanding loan to a Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

(d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse except, however, the Participant may designate a Beneficiary other than his spouse if:

(i) the spouse has waived the right to be the Participant’s Beneficiary, or

(ii) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order”, as defined in Code section 414(p), which provides otherwise), or

(iii) the Participant has no spouse, or

(iv) the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of a Beneficiary exists at the time of the Participant’s death, the death benefit shall be payable to his estate.

(f) Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and must be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant’s Total and Permanent Disability prior to his Retirement Date or other termination of his employment, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall, at the election of the Participant, distribute to such Participant all amounts credited to such Participant’s Aggregate Account as though he had retired.

6.4	DETERMINATION OF BENEFITS UPON TERMINATION

(a) Upon a participant’s termination of employment, the Participant’s Account shall be subject to the Participant’s investment directions in accordance with Section 4.11, and shall share in allocations of earnings and losses pursuant to Section 4.5(a) until such time as a distribution is made to the Terminated Participant. Distribution of the funds due to a Terminated Participant shall be made as soon as practicable following the Terminated Participant’s separation from service; provided, however, that in the case of a Participant who has not reached Normal Retirement Age and whose Aggregate Account balance exceeds $5,000 ($3,500 for Plan Years prior to January 1, 1998) or, for distributions made prior to January 1, 2001, has exceeded $5,000 at the time of any prior distribution, no distribution shall be made at such time without the written consent of the Participant. If the Participant does not so consent, then distribution will be deferred until any subsequent date elected by the Participant in writing pursuant to such procedures as the Administrator may impose, but not later than the first day of the month coincident with or next following the date the Participant attains Normal Retirement Age.

Any distribution under this subsection (a) shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code section 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant’s Aggregate Account does not exceed $5,000 ($3,500 for Plan Years prior to January 1, 1998) and, for distributions prior to January 1, 2001, has never exceeded such amount at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire benefit to be paid to such Participant in a single lump sum.

(b) Every Participant shall be fully vested (i.e., 100% vested at all times) in his Aggregate Account.

(c) The computation of a Participant’s nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in Top-Heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(i) the adoption date of the amendment,

(ii) the effective date of the amendment, or

(iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

6.5	DISTRIBUTION OF BENEFITS

(a) Subject to Section 6.5(f) and pursuant to the election of the Participant, the Administrator shall direct the Trustee to distribute to the Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment in cash. However, Participants becoming eligible for retirement or disability benefits and Terminated Participants becoming eligible for distributions of their benefits may request that, in lieu of lump-sum distributions, their benefits be paid in installments over a fixed period if such payments do not constitute an “annuity” within the meaning of section 205 of Title I of ERISA or section 401(a) of the Code. If the Participant elects to receive such installment distributions, the following rules shall apply:

(i) The payment period shall not exceed the life expectancy of the Participant at the time of benefit commencement; or, if the Participant is married at the time of benefit commencement, the joint life expectancies of the Participant and his spouse;

(ii) Payments shall be made in installments; and

(iii) At any time during the installment period, the Participant may elect to have the Administrator accelerate the remaining installments by paying the balance of such account to the distributees.

Notwithstanding the foregoing, effective March 1, 2002, a Participant may no longer elect to receive a distribution of his benefits in installments.

(b) Any distribution to a Terminated Participant who has an Aggregate Account balance which exceeds or has ever exceeded $5,000 ($3,500 for Plan Years prior to January 1, 1998) at the time of any prior distribution shall require such Participant’s consent if such distribution occurs prior to his Normal Retirement Age. Notwithstanding the foregoing, effective January 1, 2001, if the Aggregate Account balance of the Terminated Participant does not exceed $5,000 without regard to the value of the Aggregate Account at the time of any prior distribution, the Administrator shall distribute such amount in a lump sum as soon as administratively practicable without the Terminated Participant’s consent following the Terminated Participant’s separation from service. In addition, the undistributed Aggregate Accounts of Participants who terminated employment with the Employer or an Affiliated Employer prior to January 1, 2002, shall be distributed in the manner described in the preceding sentences as soon as administratively practicable if the Aggregate Account of the Participant does not exceed $5,000; provided, however, that the Participant has not been rehired prior to the date of the distribution.

(c) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall comply with Code section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference, and shall be distributed to him not later than his Required Beginning Date. Effective for Participants who attain age 70½ on or after January 1, 1997, a Participant’s Required Beginning Date shall mean the April 1 following the later of (i) the calendar year in which the Participant attains age 70½ or (ii) the calendar year in which the Participant retires; provided, however, that the Required Beginning Date for a Participant who is a “five percent owner” at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70½ or, in the case of a Participant who becomes a “five percent owner” during any subsequent Plan Year, shall be the April 1 following the calendar year in which he attains age 70½. Notwithstanding the foregoing, a Participant (who is not a “five percent owner”) who attains age 70½ on or after January 1, 1997, but prior to January 1, 2002, may elect to commence distribution on the April 1 of the calendar year following the calendar year in which he attains age 70½.

(d) [Reserved].

(e) Effective January 1, 1993, any Participant, Terminated Participant or Beneficiary may direct the Administrator to authorize the Trustee to pay any eligible rollover distribution (as defined in Code section 402(f)(2)(A)) otherwise payable to the Participant, Terminated Participant or Beneficiary pursuant to this Article VI to any “eligible retirement plan” (as defined in Code section 401(a)(31)(D)), “individual retirement account” (as defined in Code section 408(a)), individual retirement annuity (as defined in Code section 408(b)), or annuity plan (as defined in Code section 403(a)). Notwithstanding the foregoing, effective January 1, 1999 through December 31, 1999, a withdrawal of Deferred Compensation requested on account of immediate and heavy financial need, in accordance with Section 6.11, shall constitute an eligible rollover distribution. The Administrator shall establish such other rules and procedures as may be necessary to comply with the provisions of Code section 401(a)(31) as amended by the Unemployment Compensation Amendments of 1992.

(f) Notwithstanding anything to the contrary herein, the portion of a Participant’s Stock Bonus Plan Account invested in the Quaker Stock Fund shall be distributed in full shares of Company Securities; provided, however, that the Participant or Beneficiary may elect to take such distribution in cash in an amount realized from converting such full shares of Company Securities in the Participant’s Stock Bonus Plan Account to cash; and provided, further, that if, prior to March 1, 2002, the Participant or Beneficiary elects to receive the distribution in installments under Section 6.5(a)(ii), such distribution must be taken in cash. Any fractional shares of common stock of the Company shall be distributed in cash.

(g) Notwithstanding the foregoing, with respect to distributions under the Plan made on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with Regulations under section 401(a)(9) of the Code that were proposed on January 17, 2001 (the “2001 Proposed Regulations”). This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.

6.6	DISTRIBUTION OF BENEFITS UPON DEATH

(a) The death benefit payable pursuant to Section 6.2 shall be paid to the Participant’s Beneficiary in one lump-sum payment in cash subject to the rules of Section 6.6(b). Notwithstanding the foregoing, the portion of the Participant’s Stock Bonus Plan Account invested in the Quaker Stock Fund shall be distributed in full shares of Company Securities; provided, however, that the Beneficiary may elect to take such distribution in cash in an amount realized from converting such full shares of Company Securities in the Participant’s Stock Bonus Plan Account to cash; and provided further, that if, prior to March 1, 2002, the Beneficiary elects to receive the distribution in either annual or monthly installments under Section 6.5(a)(ii), such distribution must be taken in cash. Any fractional shares of common stock of the Company shall be distributed in cash.

(b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant’s interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31 of the calendar year in which the fifth anniversary of his date of death occurs.

(c) Notwithstanding the foregoing, with respect to distributions under the Plan made on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the 2001 Proposed Regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.

6.7	TIME OF SEGREGATION OR DISTRIBUTION

Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution on or as of the last day of the Plan Year, the distribution shall be made on or as of the Valuation Date on which authorized directions are received by the Trustee. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than (a) the 60th day after the close of the Plan Year in which the Participant attains age 65 (Normal Retirement Age), (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (c) the date the Participant terminates his service with the Employer.

6.8	DISTRIBUTION FOR MINOR BENEFICIARY

In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Transfers to Minors Act, if such is permitted by the laws of the state in which such Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and treated as an additional Discretionary Contribution and allocated pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

6.10	LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not reached the earliest retirement age under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meanings set forth under Code section 414(p).

6.11	HARDSHIP DISTRIBUTIONS

(a) Distributions of Elective Contributions (other than Qualified Non-Elective Contributions) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Hardship distributions shall be made in the minimum amount of $1,000 or to the extent of all available Elective Contributions, if less.

(b) For purposes of this Section 6.11, an “immediate and heavy financial need,” as such term is defined under section 401(k) of the Code and the Regulations thereunder, shall include the following: (i) expenses incurred or necessary for medical care, described in section 213(d) of the Code, of the Participant or the Participant’s spouse, children, or dependents; (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, room and board and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant’s spouse, children or dependents; (iv) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence; or (v) any other type of immediate and heavy financial need permissible under.

(c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(ii) all plans maintained by the Employer provide that the Participant’s Elective Contributions (and any employee contributions) will be suspended for twelve (12) months after the receipt of the hardship distribution.

(iii) the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(iv) all plans maintained by the Employer provide that the employee may not make Elective Contributions for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g)

of the Code for such taxable year less the amount of such Participant’s Elective Contributions for the taxable year of the hardship distribution.

(d) A distribution pursuant to this Section 6.11 shall be made from one or more of the investment categories designated by the Participant for investment of his Account pursuant to Section 4.11 herein.

6.12	WITHDRAWALS OF PREVIOUSLY CONTRIBUTED AMOUNTS

With respect to Discretionary Contributions made in Plan Years ending on or after January 1, 1992 only (“Pre-1992 Discretionary Contributions”), each Participant who has received an allocation of such Pre-1992 Discretionary Contributions shall have the right to elect, in writing on forms provided by the Administrator, to withdraw (i) 100%, (ii) 50% or (iii) 0% of the Pre-1992 Discretionary Contributions allocated to his account. Such permitted withdrawals shall be in cash and made as promptly as practicable after the end of the Plan Year in which the election is made. Such amount shall be adjusted (as of the last day of the calendar year preceding the date of the withdrawal) to the fair market value of the assets of the Fund attributable to such deferred, allocated amount. All elections under this Section 6.12 shall be made on or before the November 30 preceding the date of the withdrawal. Failure to timely file a written election with respect to the withdrawal privilege for the respective Plan Year shall constitute a binding election to waive the right of withdrawal.

6.13	LOANS

(a) Loans to Participants shall be allowed if such loans comply with this Section 6.13.

(b) Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrator, after it has been determined that loans to Participants shall be allowed, the Trustee upon instructions from the Administrator, may make a loan or loans to a Participant.

A Participant’s loan (when added to the outstanding balance of all other loans from the Plan) will be limited to the lesser of (1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made over the outstanding balance of loans on the date the loan is made or (2) one-half (½) of the vested interest in the Participant’s Aggregate Account as of the date on which the loan is made. Amounts invested in the Quaker Stock Fund shall be taken into account in calculating the amount of the loan, but such amounts may not be borrowed from the Plan.

(c) To the extent that a Participant’s loan exceeds the stated dollar or percentage limitations contained in Section 6.13(b), such excess amounts shall be treated as a taxable distribution to the Participant. Any amount withdrawn by a Participant while a loan is outstanding, and any amount becoming distributable to a Participant or Beneficiary while a loan is outstanding against the Aggregate Account from which such distribution is to be made, shall be immediately applied to reduce the amount of the loan and accrued interest.

(d) For purposes of the limitations contained in Section 6.13(b), all loans from all other plans maintained by the Employer or by any other entity shall be considered as a loan from the Plan if such other entity, together with the Employer, constitute elements of either (1) a controlled group of corporations (within the meaning of section 414(b) of the Code); (2) a group of trades or businesses under common control (within the meaning of section 414(c) of the Code); or (3) an affiliated service group (within the meaning of section 414(m) of the Code).

(e) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the terms of the Plan.

(f) All loans to Participants shall be considered fixed-income investments of the Fund. Accordingly, the following conditions shall prevail with respect to each such loan:

(i) All loans to Participants made by the Trustee shall be secured by the pledge of no more than one-half (½) of the Participant’s interest in the Fund.

(ii) Interest shall be charged at a reasonable rate equal to the prevailing rate of interest charged for similar loans by lending institutions in the community plus one percent (1%) on the date of the loan; provided, however, in no event shall the interest rate charged be in violation of any applicable state usury law or section 2550.408b-1(E) of the Department of Labor Regulations. Interest shall be compounded on a quarterly basis.

(iii) The Administrator shall determine the term of the loan (which may not be more than five (5) years). To the extent that a Participant or Beneficiary becomes entitled to payments of benefits or withdraws all or a portion of the Participant’s Aggregate Account, the payments or withdrawals, as the case may be, shall be immediately applied against the balance outstanding, including interest on the loan, and such amount shall then be deemed immediately due and payable. Loans shall be nonrenewable and nonextendable.

(iv) To the extent that a loan to a Participant is made for the express purpose of acquiring or constructing a principal residence of the Participant, the loan shall generally be for a term the Administrator determines to be appropriate, but in no event shall the term exceed the maximum period of time prescribed by the Code and the rulings, announcements and Regulations issued thereunder.

(v) Loans shall be amortized in level payments not less frequently than quarterly. If a Participant is absent during a period of Qualified Military Service, repayment shall be waived during such period and, upon the Participant’s reemployment within the time during which the Participant’s right to reemployment is protected by applicable law, the loan payment schedule shall resume with the original maturity date of the promissory note adjusted to reflect the period of Qualified Military Service.

(vi) If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower-Participant or Beneficiary, and any other security pledged shall be sold by the Trustee at public or private sale as soon as is practicable after such default. The proceeds of any sale shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys’ fees, and then to pay any sums due from the borrower-Participant to the Fund, with such payment to be applied first to accrued interest and then to principal. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

(vii) All loan repayments shall be allocated to the designated investment categories in accordance with the Participant’s investment designation applicable at the time of the repayment.

(viii) The Employer shall be permitted to implement salary withholding as a means of facilitating the repayment of any loan.

ARTICLE VII

ADMINISTRATION

7.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and ERISA.

(b) The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short-run need for liquidity (e.g., to pay benefits) or whether liquidity is a long-run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a funding policy and method shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA.

(c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

7.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Administrator shall consist of a committee of two or more individuals appointed by the Employer. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve on the committee. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. A member of the committee may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the committee member if no date is specified. The committee shall act in accordance with bylaws or procedures adopted by the committee and approved by the Employer.

The Employer, upon the resignation or removal of a committee member, shall promptly designate in writing a successor to this position. If the Employer does not appoint a committee, the Employer will function as the Administrator.

7.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

7.4	POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code section 401(a), and shall comply with the terms of the ERISA and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under its Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a) the discretion to determine all questions relating to the eligibility of an Employee to become a Participant or remain a Participant hereunder and to receive benefits under the Plan;

(b) to correct any defect, reconcile any inconsistency, resolve any ambiguity or supply any omission with respect to the Plan;

(c) to make all other determinations, factual or otherwise, necessary or advisable for the discharge of the Administrator’s duties under the Plan;

(d) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(e) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(f) to maintain all necessary records for the administration of the Plan;

(g) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(h) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(i) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(j) to consult with the Employer and the Trustee regarding the short-and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(k) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(l) to assist any Participant regarding his rights, benefits, or elections available under the Plan and;

(m) to determine whether any domestic relations order constitutes a “qualified domestic relations order” as defined in Code section 414(p) and to take such action as the Administrator deems appropriate in light of such domestic relation order.

7.5	RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

7.6	APPOINTMENT OF ADVISERS

The Administrator or Trustee, with the consent of the Employer, may appoint counsel, specialists, advisers, and other persons as the Administrator or Trustee deems necessary or desirable in connection with the administration of this Plan.

7.7	INFORMATION FROM EMPLOYER

To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require;

and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent-to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

7.8	PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Fund. However, the Employer may reimburse the Fund for any administration expense incurred. Any administration expense paid to the Fund as a reimbursement shall not be considered an Employer contribution.

7.9	MAJORITY ACTIONS

The members of the committee shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

7.10	CLAIMS PROCEDURE

(a) Initial Claim. A Participant, Former Participant, spouse, or Beneficiary (“claimant”) who believes he is entitled to benefits hereunder, may claim those benefits by submitting to the Administrator a written notification of any claim of right to such benefits. The Administrator shall make all determinations as to the right of any person to receive benefits under the Plan. If such benefits are wholly or partially denied, the Administrator shall notify the claimant of the denial of the claim.

(b) Notice of Denial of Claim. Any notice of denial of a claim shall

(i) be in writing and sent to the claimant by registered or certified mail (or, effective for claims filed on or after January 1, 2002, by means of an electronic medium that satisfies the requirements of 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv));

(ii) be written in a manner calculated to be understood by the claimant;

(iii) contain (a) the specific reason or reasons for the denial of the claim, (b) a specific reference to the pertinent provisions of the Plan upon which the denial is based, (c) a description of the required documentation and procedures necessary to perfect the claim, along with an explanation of why such material or information is necessary, (d) an explanation of the claims review procedure, including time limits applicable to the procedure and (e) effective for claims filed on or after January 1, 2002, a statement of the claimant’s right to bring a civil action under section 502(a) of the Act following an adverse determination on review; and

(iv) be given to a claimant within ninety (90) days after receipt of his claim by the Administrator unless special circumstances require an extension of time for processing of the claim. If such extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate and the date the determination is expected. In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.

(c) Procedure for Appeal. In case of a denial as outlined in Section 7.10(b), the claimant or his representative shall have the opportunity to appeal to the Administrator for review thereof by requesting such review in writing to the Administrator; provided, however, that such written request must be received by the Administrator (or his delegate to receive such requests) within sixty (60) days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Administrator in appropriate cases. The claimant or his representative shall have a right to review all pertinent documents and submit comments in writing. Effective for claims filed on or after January 1, 2002, the claimant or his duly authorized representative shall also be provided, upon request and without charge, reasonable access to and copies of, all documents, records, or other information relevant to the claim. The claimant or his duly authorized representative shall also be permitted to submit to the Administrator effective for claims filed on or after January 1, 2002, documents, records and other information relating to the claim.

(d) Decision on Appeal. No later than sixty (60) days after its receipt of the request for review, the Administrator shall render a decision in writing, (or, effective for claims filed on or after January 1, 2002, by means of an electronic medium that satisfies the requirements of 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv)) stating specific reasons therefor and citing specific Plan references. If special circumstances require extension, and upon prior written notice to the claimant, the Administrator’s decision may be given within 120 days after receipt of the request for review. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review is expected.

Notwithstanding the foregoing, if the Administrator is a committee that holds regularly scheduled meetings at least quarterly, an individual’s request for review will be acted upon at the meeting immediately following the receipt of the individual’s request, unless such request is filed within thirty (30) days preceding such meeting. In such instance, the decision shall be made no later than the date of the second meeting following receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third meeting of the Administrator following the receipt of such request for review and written notice of the extension shall be furnished to the individual prior to the commencement of the extension. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review will be made. The Administrator shall notify the claimant or his representative of the determination as soon as possible, but not later than five (5) days after the determination is made.

Effective for claims filed on or after January 1, 2002, in the event that the decision denies in whole or in part a claim on appeal, the notice furnished to the claimant shall also specify that the claimant or his duly authorized representative has a right to be provided, upon request and without charge, reasonable access to and copies of, all documents, records, or other information relevant to the claim and specify that the claimant has a right to bring a civil action under section 502(a) of the Act. Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

ARTICLE VIII

AMENDMENT, TERMINATION AND MERGERS

8.1	AMENDMENT

(a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee’s and Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

(b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Fund to revert to or become property of the Employer.

(c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any section 411(d)(6) protected benefit or adds or modifies conditions relating to section 411(d)(6) protected benefits the result of which is a further restriction on such benefits unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described under Code section 411(d)(6)(A).

8.2	TERMINATION

(a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination all amounts credited to the affected Participants’ Aggregate Accounts shall be 100% Vested and shall not thereafter be subject to forfeiture, and any unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of section 411(d)(6) protected benefits in accordance with Section 8.1(c).

8.3	MERGER OR CONSOLIDATION

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to, any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any section 411(d)(6) protected benefits in accordance with Section 8.1(c).

ARTICLE IX

MISCELLANEOUS

9.1	PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.2	ALIENATION

(a) Subject to the exceptions provided below, no benefit which shall be payable under the Plan to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Aggregate Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Aggregate Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 7.10.

(c) This provision shall not apply to a qualified domestic relations order defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d) The provisions of this section shall not apply to an amount necessary to satisfy a federal tax levy made pursuant to section 6331 of the Code, and subject to the provisions of section 401(a)(13) of the Code, a judgment relating to the Participant’s conviction of a crime involving the Plan, or a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA.

(e) Notwithstanding anything in the Plan or this section to the contrary, this Section is intended to address the requirements of Code section 401(a)(13) and Section 206 of ERISA and federal rulings and regulations issued thereunder, and to permit action by Plan fiduciaries (including, but not limited to, the recovery of benefit overpayments by reducing Plan benefits or the withholding of taxes from Plan benefits) that do not violate the principles of Code section 401(a)(13) or section 206 of ERISA as described in such rulings and regulations.

9.3	CONSTRUCTION OF PLAN

Construction, validity and administration of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania except to the extent that such laws have been superseded by ERISA.

9.4	GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5	LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, the Trustee or Administrator shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by the Trustee or Administrator for which the Trustee or Administrator shall have become liable.

9.6	PROHIBITION AGAINST DIVERSION OF FUNDS

(a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

(b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to ERISA section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustee shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.7	BONDING

Every Fiduciary, except a bank or an insurance company, unless exempted by ERISA and the regulations thereunder, shall be bonded in an amount required by law and in a form required by law. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Fund or by the Employer. No bonding in excess of the amount required by law shall be considered required by the Plan.

9.8	RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.9	ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.10	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “Named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator, and (3) the Trustee. The Named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator, to formulate the Plan’s funding policy and method, and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility for the management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one fiduciary capacity. In the furtherance of their responsibilities hereunder, the “Named Fiduciaries” shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

9.11	HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.12	APPROVAL BY INTERNAL REVENUE SERVICE

(a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one (1) year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(b) Notwithstanding any provisions to the contrary, except Sections 3.6 and 4.2, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution, and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.13	ELECTRONIC MEDIA

Whenever elections, notices, consents, or other communications are required to be in writing herein, the Administrator may designate that such elections, notices, consents, or other communications shall be by other means, including the use of electronic media, if such use is permitted by law; provided, however, that such elections, notices, consents, or other communications shall be in such form as the Administrator shall specify and approve.

9.14	UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan has been executed this 11th day of October, 2002.

ATTEST:	QUAKER CHEMICAL CORPORATION

/s/ Irene M. Kisleiko	/s/ Michael F. Barry

Irene M. Kisleiko	Michael F. Barry